Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our reports dated March 13, 1998, February 25, 1998 and August 21, 1998 for Sloan Vaults, Inc. and Affiliate, Midwest Records Management and Intermation, Inc., respectively, included in this Form 8-K, into Iron Mountain Inc.'s previously filed registration statements on Forms S-3 (File No. 333-44185), S-4 (File No. 333-44187) and S-8 (File Nos. 333-24803, 333-33191, 333-43901, 333-60919 and
333-60921).


                                                         /s/ ARTHUR ANDERSEN LLP


San Diego, California
Omaha, Nebraska
Seattle, Washington
September 14, 1998